UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 5, 2023

Enzo Biochem, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

001-09974	13-2866202
(Commission File Number)	(IRS Employer Identification No.)

81 Executive Blvd. Suite 3
Farmingdale, New York	11735
(Address of Principal Executive Offices)	(Zip Code)

(212) 583-0100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	ENZ	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-1 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2023, Enzo Biochem, Inc. (the “Company”) entered into a Separation Agreement and General Release (the “Separation Agreement”) with Hamid Erfanian, the Company’s Chief Executive Officer, which provides for Mr. Erfanian’s separation of employment, resignations from his positions as Chief Executive Officer and as a director of the Company and the payment of severance benefits as described below. Pursuant to the Separation Agreement, Mr. Erfanian’s resignations as Chief Executive Officer and as a director are effective immediately and his final date of employment with the Company shall be November 18, 2023 (the “Separation Date”).

Pursuant to the Separation Agreement, Mr. Erfanian will be entitled to the following severance benefits: (i) a payment equaling twelve (12) months of his annual base salary of $624,000, subject to standard payroll deductions and withholdings; (ii) a lump-sum payment of $187,200, representing his annual bonus; (iii) a grant of restricted shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in an amount equal to $1,502,488 with 50% of the restricted Common Stock granted as soon as reasonably practicable after September 13, 2023, and the remaining 50% granted on the earlier of July 24, 2024 and a Change in Control of the Company (as defined in Mr. Erfanian’s employment agreement with the Company); and (iv) the vesting on the Separation Date of a restricted stock unit award of 260,000 shares of Common Stock and an option to purchase 700,000 shares of Common Stock that were previously granted to Mr. Erfanian. The foregoing will be subject to continued compliance with existing restrictive covenants under Mr. Erfanian’s employment agreement with the Company and execution of a reaffirmation attached as Exhibit A to the Separation Agreement.

The foregoing summary of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2023.

On September 5, 2023, the Company’s board of directors appointed Kara Cannon, the Company’s Chief Operating Officer, to serve as Interim Chief Executive Officer of the Company, effective immediately upon Mr. Erfanian’s resignation as Chief Executive Officer. In connection with her appointment as Interim Chief Executive Officer, Ms. Cannon’s base salary will increase from $308,000 to $350,000.

Ms. Cannon’s biography is set forth in the Company’s definitive proxy statement for its 2022 annual meeting of shareholders, filed with the Securities and Exchange Commission on December 21, 2022.

Ms. Cannon has no family relationships with any of the Company’s directors or executive officers, and is not a party to, and does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD.

On September 6, 2023, the Company issued a press release announcing the resignation of Mr. Erfanian. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Exhibit Name
99.1	Press Release, dated September 6, 2023, issued by Enzo Biochem, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZO BIOCHEM, INC.

Date: September 6, 2023	By:	/s/ Patricia Eckert
Patricia Eckert
Interim Chief Financial Officer

2